AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 2005.


                                                REGISTRATION NO. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     ______________________________________

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            ORBIT INTERNATIONAL CORP.
                            -------------------------
             (Exact Name of Registrant as Specified in Its Charter)
             ------------------------------------------------------

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)
         --------------------------------------------------------------

                                   11-1826363
                     (I.R.S. Employer Identification Number)
                     ---------------------------------------
                                 80 Cabot Court
                            Hauppauge, New York 11788
                                 (631) 435-8300
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                  --------------------------------------------


                                 DENNIS SUNSHINE
                                    PRESIDENT
                            ORBIT INTERNATIONAL CORP.
                                 80 CABOT COURT
                            HAUPPAUGE, NEW YORK 11788
                                 (631) 435-8300
  (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
  ------------------------------------------------------------------------------
                              of Agent for Service)
                              ---------------------

                        Copies of All Communications to:

                             ELLIOT H. LUTZKER, ESQ.
                               ROBINSON & COLE LLP
                                885 THIRD AVENUE
                            NEW YORK, NEW YORK  10022
                                 (212) 451-2906

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [x].
                                              -
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]



                         CALCULATION OF REGISTRATION FEE




                                   AMOUNT             PROPOSED              PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES  TO BE              MAXIMUM OFFERING      AGGREGATE OFFERING    AMOUNT OF
TO BE REGISTERED                   REGISTERED (1)(2)  PRICE PER SHARE (3)   PRICE (3)             REGISTRATION FEE
=================================  =================  ====================  ====================  =================
Common Stock                                 206,129  $              12.14  $          2,502,406  $          294.54
=================================  =================  ====================  ====================  =================





(1) Pursuant to Rule 416, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2) The Shares registered hereunder reflects a 25% stock dividend to Shareholders of record on July 18, 2005. All references to shares and per share amounts in this prospectus have been retroactively adjusted to reflect the stock dividend.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices of the common stock of the Registrant as reported by the Nasdaq Capital Market on December 21, 2005.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 22, 2005

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS
                            ORBIT INTERNATIONAL CORP.

                         206,129 SHARES OF COMMON STOCK

     This prospectus relates to the resale of up to 206,129 shares of our common stock held of record by the selling shareholders named in the section of this prospectus entitled "Selling Shareholders". The shares of common stock may be offered and sold from time to time by the selling shareholders, and any pledgees, donees, transferees or other successors-in-interest of the shares, through public or private transactions at fixed prices, at prevailing market prices at time of sale, at varying prices determined at time of sale or at negotiated prices. Information regarding the identities of the selling shareholders, the manner in which they acquired or will acquire their shares and the manner in which the shares are being offered and sold is provided in the "Selling Shareholders" and "Plan of Distribution" sections of this prospectus.

     We will not receive any of the proceeds from the sale of the shares. We have agreed to bear all of the expenses in connection with the registration and sale of the shares, except for sales commissions.
     Our common stock is quoted on the Nasdaq Capital Market under the symbol "ORBT". The last reported sale price of our common stock on the Nasdaq Capital Market on December 21, 2005, was $12.14 per share.
     Our principal executive offices are located at 80 Cabot Court, Hauppauge, New York 11788 and our telephone number is (631) 435-8300.
     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
              The date of this prospectus is [____________], 2005.

                                        1
     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE COVER PAGE OF THIS PROSPECTUS.
                                ________________






TABLE OF CONTENTS

                                   PAGE
---------------------------------------

FORWARD-LOOKING STATEMENTS            3
ABOUT THIS PROSPECTUS                 4
SUMMARY                               5
RISK FACTORS                          3
USE OF PROCEEDS                       7
SELLING SHAREHOLDERS                  7
PLAN OF DISTRIBUTION                  8
LEGAL MATTERS                        10
EXPERTS                              10
WHERE YOU CAN FIND MORE INFORMATION  10
INCORPORATION BY REFERENCE           11





                                       -2-
                           FORWARD-LOOKING STATEMENTS
     This prospectus, including the information that we incorporate by reference, contains various forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "anticipates," "believes," "continue" "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," "will," or the negative of these terms or other comparable terminology. These forward-looking statements may also use different phrases. Discussions containing these forward-looking statements may be found, among other places, in sections entitled "Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent annual report on Form 10-KSB and in our most recent quarterly report on Form 10-QSB subsequent to the filing of our most recent annual report on Form 10-KSB with the Securities and Exchange Commission, or SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Forward-looking statements include, but are not limited to, statements about:

-     the  development  and  commercialization  for our technology and products;
-     our estimates regarding anticipated capital requirements;
-     our expectation of customer orders for our products;
-     the timing and availability of our products;
-     our business strategy; and
- general economic conditions in the electronics industry and our target markets.

     Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks include those risks discussed under the heading "Risk Factors" and elsewhere in this prospectus. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements.
                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the
SEC, using a continuous offering process.   Under this continuous offering
process, the selling shareholders may, from time to time, sell the securities
described in this prospectus in one or more offerings.   This prospectus
provides you with a general description of the securities that may be offered by
the selling shareholders.   Each time a selling shareholder sells securities,
the selling shareholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing more specific information about the selling shareholder and the terms of the securities being offered. That prospectus supplement may also add, update or change information in this
prospectus.   If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. This prospectus, together with any applicable prospectus supplements, includes all material information relating to this offering. You should carefully read both this prospectus and any prospectus supplement together with the additional information described in the section entitled "Where You Can Find More Information."

                                     SUMMARY
     This summary highlights information contained elsewhere in this prospectus and in the documents incorporated by reference herein and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our business information, financial statements and the related notes, incorporated by reference in this prospectus, as well as the information set forth in any prospectus supplement. You should carefully consider, among other things, the matters discussed in the section entitled "Risk Factors."

                            ORBIT INTERNATIONAL CORP.

     Orbit was incorporated under the laws of the State of New York on April 4, 1957 as Orbit Instrument Corp. In December 1986, our state of incorporation was changed from New York to Delaware and in July 1991, our name was changed to Orbit International Corp. We conduct our operations through our wholly-owned subsidiaries, Orbit Instrument of California, Inc., Behlman Electronics, Inc. ("Behlman"), Tulip Development Laboratory, Inc., or TDL and TDL Manufacturing, Inc., or TDLM. Through our Orbit Instrument Division, we are engaged in the design, manufacture and sale of customized electronic components and subsystems. Behlman is engaged in the design and manufacture of distortion free commercial power units, power conversion devices and electronic devices for measurement and display.

     On April 4, 2005, we acquired all of the issued and outstanding capital stock of TDL and its affiliated manufacturing company TDLM (collectively, "Tulip"), pursuant to a certain Stock Purchase Agreement dated as of December 13, 2004, by and among us, as Buyer, and Tulip, TDLM and their respective shareholders (the selling shareholders herein), as the Sellers. The total transaction value was $8,500,000 consisting of $5,000,000 in cash, a $2,000,000 promissory note to the sellers and $1,500,000 in value of our common stock. Headquartered in Quakertown, Pennsylvania, TDL is a leading designer and engineering provider of computer peripheral products including custom integrated solutions for keyboards, illuminated data entry devices and displays. TDLM provides both defense contractors and commercial customers with high volume production to support membrane control panels, military vetronic and avionic display program requirements. In connection with the acquisition of Tulip, we issued an aggregate of 206,129 shares of our common stock to the selling shareholders. We also entered into a registration rights agreement with the selling shareholders pursuant to such acquisition, whereby we agreed to register the shares of our common stock issued to the selling shareholders within 270 days following the closing date of the acquisition. In addition, we granted the selling shareholders demand (subject to our failure to timely file a registration statement) and piggyback registration rights pursuant to the registration rights agreement.

     Our executive offices are located at 80 Cabot Court, Hauppauge, New York 11788. Our telephone number is (631) 435-8300. We maintain a web site at the following Internet address: www.orbitintl.com. The information on our web site is not part of this prospectus.

Unless the context otherwise requires, references in this prospectus to "Orbit," "we," "us" and "our" refer to Orbit International Corp.

                                  THE OFFERING

Common Stock offered                                206,129 shares.

Common Stock outstanding                            4,574,906 shares.(1)

Risk factors

Investment in our common stock involves a high degree of risk. You should carefully consider the risk factors described under the section entitled "Risk Factors", as well as any other information in this prospectus and any prospectus supplement before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Use of proceeds

The proceeds from the sale of the shares of our common stock being offered by the selling shareholders pursuant to this prospectus, net of any broker's fee or commissions, will belong to the selling shareholders. We will not receive any of the proceeds from the sale of these shares. See section entitled "Use of Proceeds".

Plan of Distribution

The shares of common stock may be
offered and sold from time to time by selling shareholders, and any pledgees, donees, transferees or other successors-in-interest of the shares, through public or private transactions at fixed prices, at prevailing market prices at time of sale, at varying prices determined at time of sale or at negotiated prices. See section entitled "Plan of Distribution".

 Nasdaq Capital Market symbol          ORBT.

     (1) The above outstanding share information is based upon shares of our common stock outstanding as of December 19, 2005. The above outstanding share information excludes 615,547 shares of our common stock issuable upon the exercise of options outstanding at December 19, 2005; and an aggregate of 7,139 shares of our common stock available for future issuance under our stock option plans.

                                  RISK FACTORS
     INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE INVESTING IN OUR SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AS WELL AS THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION, OR RESULTS OF OPERATIONS AND COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN SUCH CASES, THE TRADING PRICE OF OUR SECURITIES COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

WE ARE DEPENDENT UPON THE CONTINUANCE OF MILITARY SPENDING.

     A significant amount of all the products we manufacture are used in military applications. The attacks of September 11, 2001 and subsequent world events have led the U.S. Government to increase the level of military spending necessary for domestic and overseas security. We are dependent upon military spending, as a source of revenues and income. Accordingly, any substantial future reductions in overall military spending by the U.S. Government could have a material adverse effect on our sales and earnings.
WE ARE DEPENDENT ON CERTAIN OF OUR CUSTOMERS AND WE DO NOT HAVE ANY LONG TERM CONTRACTS WITH THESE CUSTOMERS.

     A unit of BAE SYSTEMS, various agencies of the U.S. Government and Raytheon Company accounted for approximately 25%, 20%, and 11%, respectively, of our consolidated net sales for the year ended December 31, 2004. A unit of BAE SYSTEMS, various agencies of the U.S. Government, Raytheon Company and Lockheed Martin Corp. accounted for approximately 41%, 18%, 16% and 11%, respectively, of the net sales of our Electronics Segment for the year ended December 31, 2004. Various agencies of the U.S. Government accounted for approximately 23% of the net sales of our Power Units Segment for the year ended December 31, 2004. We do not have any significant long-term contracts with any of the above-mentioned customers. The loss of any of these customers would have a material adverse effect on our net sales and earnings. Due to major consolidations in the defense industry, it has become more difficult to avoid dependence on certain customers for revenue and income.

WE COULD HAVE DIFFICULTIES IN PROCURING CONTRACTS BECAUSE OF A REDUCTION IN THE LEVEL OF INDUSTRY-WIDE FUNDING AND PRICING PRESSURES.

     We continue to pursue many business opportunities, including programs in which we have previously participated but, due to industry-wide funding and pricing pressures, we could encounter delays in the awards of these contracts. We continue to seek new contracts which require incurring up-front design, engineering, prototype and pre-production costs. While we are attempting to negotiate contract awards for reimbursement of product development, there is no assurance that sufficient monies will be set aside by our customers, including the U.S. Government, for such effort. In addition, even if the U.S. Government agrees to reimburse development costs, there is still a significant risk of cost overrun which may not be reimbursable. Furthermore, once we have completed the design and pre-production stage, there is no assurance that funding will be provided for future production.

A significant amount of our contracts are subject to termination at the convenience of the U.S. Government. Orders under U.S. Government prime contracts or subcontracts are customarily subject to termination at the convenience of the U.S. Government, in which event the contractor is normally entitled to reimbursement for allowable costs and a reasonable allowance for profits, unless the termination of a contract was due to a default on the part of the contractor.


MANY OF OUR COMPETITORS POSSESS FINANCIAL RESOURCES SIGNIFICANTLY GREATER THAN US AND ACCORDINGLY, COULD INITIATE AND SUPPORT PROLONGED PRICE COMPETITION TO GAIN MARKET SHARE.

     Many of our competitors are well established, have reputations for success in the development and sale of their products and services and have significantly greater financial, marketing, distribution, personnel and other resources than us, thereby permitting them to implement extensive advertising and promotional campaigns, both in general and in response to efforts by additional competitors to enter into new markets and introduce new products and services.

The electronics industry is characterized by frequent introduction of new products and services, and is subject to changing consumer preferences and industry trends, which may adversely affect our ability to plan for future design, development and marketing of our products and services. The markets for electronic products, components and related services are also characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. We are constantly required to expend more sums for research and development of new technologies and products.

We believe that our electronics segment's competitive position within the electronics industry is predicated upon our manufacturing techniques, our ability to design and manufacture products which will meet the specific needs of our customers and our long-standing relationships with our major customers. There are numerous companies, many of which have greater resources than us, capable of producing substantially all of our products.
Competition in the markets for the power unit segment's commercial and military products depends on such factors as price, product reliability and performance, engineering and production. In particular, due primarily to budgetary restraints and program cutbacks, competition has been increasingly severe and price has generally become the major overriding factor in contract and subcontract awards. There can be no assurance of our ability to compete effectively.

WE MAY NOT BE SUCCESSFUL IN OUR EXPANSION EFFORTS.
     We have a strategy to expand our operations through strategic acquisitions.

Through the past several years we reviewed various potential acquisitions and believe there are numerous opportunities presently available. In April 2005, we completed the acquisition of Tulip. While there can be no assurance we will obtain the necessary financing to complete additional acquisitions, even if we do, there can be no assurance that we will have sufficient income from operations of such acquired companies to satisfy the interest payments, in which case, we will be required to pay them out of Orbit's operations which may then
be adversely affected.   Furthermore, there can be no assurance we will be able
to successfully complete the integration of any future acquired business nor that such acquisition will be profitable and enable us to grow our business.

WE ARE DEPENDENT UPON OUR SENIOR EXECUTIVE OFFICERS AND KEY PERSONNEL FOR THE OPERATION OF OUR BUSINESS.

     We are dependent for the operation of our business on the experience, technology, knowledge, abilities and continued services of our officers, Dennis Sunshine, President and Chief Executive Officer, Bruce Reissman, Executive Vice President and Chief Operating Officer and Mitchell Binder, Vice President-Finance and Chief Financial Officer and Richard Hetherington, President and Chief Operating Officer of Tulip and TDLM. The loss of services of any of such persons would be expected to have a material adverse effect upon our business and/or our prospects. Our future success is dependent upon, among other things, the successful recruitment and retention of key personnel including executive officers, for sales, marketing, finance and operations. We face significant competition for skilled and technical talent. No assurance can be made that we will be successful in attracting and retaining such personnel. If we are unable to retain existing key employees or hire new employees upon acceptable terms when necessary, our business could potentially be adversely affected.

WE MAY HAVE DIFFICULTY PROCURING CERTAIN RAW MATERIALS ON TERMS SATISFACTORY TO US.

    We use multiple sources for our procurement of raw materials and we are not dependent on any suppliers for such procurement. Occasionally, however, in the production of certain military units, we will be faced with procuring certain components that are either obsolete or difficult to procure. Although we believe that with our access to worldwide brokers using the Internet we can obtain the necessary components, there can be no assurance that such components will be available, and even if so, at reasonable prices.

AS A DELAWARE CORPORATION WE ARE PROHIBITED FROM ENGAGING IN BUSINESS COMBINATIONS WHICH COULD POTENTIALLY LIMIT THE PRICE INVESTORS WILL BE WILLING TO PAY FOR OUR SECURITIES.

    We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of "business combinations" with an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires at least 85% or more of the outstanding voting stock of the corporation (excluding shares held by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) the business combination is approved by the corporations' board of directors and by holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. A "business combination" includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the previous three years did own, 15% or more of the corporation's voting stock. This provision of the Delaware law could delay and make more difficult a business combination even if the business combination could be beneficial, in the short term, to the interests of the stockholders. This provision of the Delaware law could also limit the price certain investors might be willing to pay in the future for our securities.

THE MARKET FOR OUR COMMON STOCK IS HIGHLY VOLATILE.

     The trading price of our common stock could be subject to wide fluctuations in response to quarterly variations in operating and financial results, announcements of technological innovations or new products by the Issuer or its competitors, changes in our prices or our competitors' products and services, as well as other events or factors. Statements or changes in opinion, earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to Orbit could result in an immediate and adverse effect on the market price of our common stock. Statements by financial or industry analysts may be expected to contribute to volatility in the market price of our common stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many companies, similar to that of Orbit and which often have been unrelated to the operating performance of these particular companies. These broad market fluctuations may adversely affect the market price of our common stock.

                                 USE OF PROCEEDS

     The proceeds from the sale of the shares of our common stock being offered by the selling shareholders pursuant to this prospectus, net of any broker's fee or commissions, will belong to the selling shareholders. Accordingly, we will not receive any of the proceeds from the sale of these shares.

                              SELLING SHAREHOLDERS

    The shares of our common stock that may be offered with this prospectus will be offered by the selling shareholders, which include their transferees, pledgees or donees or their successors. The following table sets forth certain information concerning the shares of our common stock beneficially owned by each selling shareholder that may be offered from time to time with this prospectus. We have prepared the table below based on information given to us by the selling shareholders prior to the date of this prospectus. However, any, all or none of the shares of our common stock listed below may be offered for sale with this prospectus by the selling shareholders from time to time. Accordingly, no estimate can be given as to the amount of shares of our common stock that will be held by the selling shareholders upon consummation of any sales. Information about the selling shareholders may change over time. Any changed information will be set forth in prospectus supplements or post-effective amendments. From time to time, however, the shares of our common stock may be owned by persons not named in the table below and of whom we are unaware.



                         NUMBER OF     NUMBER OF     NUMBER OF
                         COMMON        COMMON        COMMON          PERCENTAGE
                         SHARES        SHARES BEING  SHARES         BENEFICIALLY
                         BENEFICIALLY  OFFERED FOR   BENEFICIALLY    OWNED AFTER
                         OWNED BEFORE  SALE IN THIS  OWNED AFTER     THIS
NAME AND ADDRESS         THIS OFFERING OFFERING      THIS OFFERING(1)OFFERING

Richard A. Hetherington    43,802      43,802            -0-              -
                           ------      ------            ---              -

Joanne Hetherington        78,845      78,845            -0-              -
                           ------      ------            ---              -

Larry M. Bateman           23,190      23,190            -0-              -
                           ------      ------            ---              -

Stephen Hill               60,292      60,292            -0-              -
                           ------      ------            ---              -

______________
_
 * Less than 1%

(1) Assumes all shares of our common listed in the above table will be sold by the selling shareholders.

     Richard A. Hetherington is President and Chief Operating Officer of TDL and TDLM, our wholly-owned subsidiaries. None of the other selling shareholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

     Only selling shareholders identified above who beneficially own the securities set forth opposite each such selling shareholder's name in the foregoing table, on the effective date of the registration statement of which this prospectus forms a part, may sell such securities under this prospectus. Prior to any use of this prospectus in connection with an offering of our common stock by any holder not identified above, this prospectus will be supplemented or amended to set forth the name and other information about the selling shareholder intending to sell such common stock. The prospectus supplement or post-effective amendment will also disclose whether any selling shareholder selling in connection with such prospectus supplement or post-effective amendment has held any position or office with, been employed by or otherwise has had a material relationship with, us or any of our affiliates during the three years prior to the date of the prospectus supplement or post-effective amendment if such information has not been disclosed in this prospectus.

                              PLAN OF DISTRIBUTION

     We are registering 206,129 shares of our common stock under this prospectus on behalf of the selling shareholders. To our knowledge, none of the selling shareholders has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the brokers or market makers that will participate in the sale of the shares.

     Any selling shareholder may decide not to sell any of his/her shares. The selling shareholders may from time to time offer some or all of the shares of common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling shareholders may arrange for other broker-dealers to participate. Any brokers, dealers or agents who participate in the distribution of the shares of common stock may be deemed to be "underwriters," and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent any selling shareholders may be deemed to be an underwriter, such selling shareholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

     The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in private transactions, over the Nasdaq Capital Market, on the over-the-counter market, otherwise, or in a combination of such methods of sale, at fixed prices, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares of common stock may be sold according to one or more of the following methods:

     - a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     - an over-the-counter distribution in accordance with the rules of the Nasdaq;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     -          privately negotiated transactions;

     -          a combination of such methods of sale; and

     -          any other method permitted pursuant to applicable law.

     Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     The selling shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the selling shareholders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

     The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon default, the broker-dealer may sell the pledged shares pursuant to this prospectus.

If we are notified by any selling shareholder that any arrangement has been entered into with a broker-dealer for the sale of shares offered pursuant to this prospectus, we will, to the extent required under the Securities Act, file an amendment or supplement to this prospectus, disclosing:

     -          the name of any such broker-dealers;

     -          the number of shares involved;

     -          the price at which such shares are to be sold;

     - the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

     - that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

     -          other facts material to the transaction.

     Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Any persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling shareholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the securities.

     We have agreed to pay the expenses of registering the shares of common stock under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. The selling shareholders will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents, as well as transfer taxes and certain other expenses associated with the sale of securities.

     Under the terms of the registration rights agreement, we and the selling shareholders have agreed to indemnify each other against certain liabilities in connection with the offering of the shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

     At any time a particular offer of the shares of common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC, to reflect the disclosure of required additional information with respect to the distribution of the shares of common stock.

                                  LEGAL MATTERS

     The validity of the securities offered hereby has been passed upon for us by Robinson & Cole LLP, New York, New York.

                                     EXPERTS

     The consolidated financial statements of Orbit and Subsidiaries as of December 31, 2004 and 2003, and for the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, from our Annual Report on Form 10-KSB for the year ended December 31, 2004, have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, as stated in their report, and have been so incorporated in reliance upon the report given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock offered hereby by the selling shareholders. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. We also maintain a web site at the following Internet address: www.orbitintl.com. The information on our web site is not part of this prospectus.
     We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and web site of the SEC referred to above. Our common stock is quoted on the Nasdaq Capital Market, and you may also inspect and copy our SEC filings at the offices of the NASD, Inc. located at 1735 K Street, N.W., Washington, D.C. 20549.
     You should rely only on the information provided in this prospectus and the registration statement. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

                               MATERIAL CHANGES

     There have been no material changes in the Company's affairs since December 31, 2004, which have not been described in a report on Form 10-QSB or Form 8-K.

                           INCORPORATION BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:
1.     Our Annual Report on Form 10-KSB for the fiscal year ended December 31,
2004;

2. Our Proxy for our shareholders' meeting on June 24, 2005, filed on April 29, 2005;

3. Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

4. Our Current Reports on Form 8-K filed April 8, 2005, May 6, 2005, June 17, 2005 (Form 8-K/A), August 5, 2005, September 16, 2005 and November 9, 2005;
and

5. The description of our common stock set forth in our registration statement on Form 10, filed with the SEC on August 28, 1969, including any amendments or reports filed for the purposes of updating this description.

     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Orbit International Corp., Attention: Corporate Secretary, 80 Cabot Court, Hauppauge, New York 11788, telephone: (631) 435-8300.

_______________________________________________________________________________
_______________________________________________________________________________
____________







                            ORBIT INTERNATIONAL CORP.

                          206,129 Shares of Common Stock



                                 ______________

                                   PROSPECTUS



                             [______________], 2005












_______________________________________________________________________________
_______________________________________________________________________________
____________

                                      II-4
                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth all expenses payable by us in connection with the offering of the securities being registered. All such expenses are being borne by us.

                                          SEC Registration Fee     $      294.54
                                  Accounting Fees and Expenses*     $   2,000.00
                                        Legal Fees and Expenses*     $ 10,000.00
                                       Miscellaneous Expenses*     $      705.46

                                                          Total*     $ 13,000.00
                                                                     -----------
*  Estimated.

ITEM  15.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

         Delaware General Corporation Law (the "DGCL"), Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any unlawful payment of dividends or stock purchase or redemption under section 174 of DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. Section (A) of Article 11 of our Certificate of Incorporation, as amended, eliminates the liability of directors to the extent permitted by Section 102(b)
(7) of the DGCL.

     In addition, Section 145 of the DGCL which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines that such person is entitled to indemnity despite the adjudication of liability. Section 145 further acknowledges that the indemnification provisions provided therein are not exclusive of any other rights to which those seeking indemnification may be entitled under a corporation's by-laws, agreement, vote of stockholders or disinterested directors or otherwise. Article 11 of our Certificate of Incorporation provides for such indemnification of our directors and officers as permitted by Delaware law.

     In connection with the indemnification of our directors and officers,
Article 11 of our Certificate of Incorporation provides in pertinent part as follows:

     (A) No person serving as director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate nor limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     (B)(i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") other than an action by or in the right of the Corporation, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or of another corporation or a partnership, joint venture, trust or other enterprise at the request of the corporation, including service with respect to employee benefit plans, including a proceeding the basis of which is alleged action outside the scope of authority while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA exercise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in subparagraph
(ii) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such persons only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification hereunder shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified hereunder or otherwise. The corporation may by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (ii) If a claim under paragraph (B)(i) above is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense of any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which makes it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(iii) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     In addition, we maintain a directors' and officers' liability insurance policy.

ITEM 16.   EXHIBITS

EXHIBIT  NO.  DESCRIPTION

5.1           Opinion of Robinson & Cole LLP
23.1          Consent of Independent Registered Public Accounting Firm
23.2          Consent of Robinson & Cole LLP (included in Exhibit 5.1)
24.1          Power of Attorney  (included on the signature page hereof)
99.1          Accountant's Awareness Letter

ITEM  17.   UNDERTAKINGS

The undersigned Registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs 1(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 4.     That, for purposes of determining any liability under the Securities
Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hauppauge, State of New York, on December 21, 2005.

ORBIT INTERNATIONAL CORP.

By: /s/ Dennis Sunshine
    -------------------
       Dennis Sunshine
     Chief Executive Officer and President

     Each such person whose signature appears below hereby appoints Dennis Sunshine and Bruce Reissman, and each of them, each of whom may act without joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement, and any registration statement relating to any offering made in connection with the offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as full and for all intents and purposes and he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE            TITLE                                DATE

/s/ Dennis Sunshine  Chairman of the Board, President    December 21, 2005
-------------------  Chief Executive Officer
Dennis Sunshine      and Director
                     (Principal Executive Officer)



 /s/ Bruce Reissman  Executive  Vice  President,         December 21,2005
-------------------  Chief Operating Officer
Bruce Reissman       and Director

/s/ Mitchell Binder  Vice President - Finance,            December 21,2005
-------------------  Chief Financial Officer
Mitchell Binder     (Principal Accounting
                     and Financial Officer)
                     and Director



Arthur  Rhein         Director
-------------


Bernard  Karcinell    Director
------------------


Denis  Feldman        Director
--------------

 /s/ Lee  Feinberg    Director                            December 21, 2005
------------------
Lee Feinberg

                                INDEX OF EXHIBITS


EXHIBIT  NO.  DESCRIPTION

5.1      Opinion of Robinson & Cole LLP
23.1     Consent of Independent Registered Public Accounting Firm
23.2     Consent of Robinson & Cole LLP (included in Exhibit 5.1)
24.1     Power of Attorney  (included on the signature page hereof)
99.1     Accountant's Awareness Letter